UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: November 2, 2012

AMERICAN CRYSTAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

33-83868; 333-11693; and
Minnesota	333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET
MOORHEAD, MN 56560	(218) 236-4400
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On November 2, 2012, American Crystal Sugar Company (Company) entered into a Fourth Amendment to the Amended and Restated Credit Agreement between the Company and a consortium of lenders lead by CoBank, ACB to amend its Amended and Restated Credit Agreement entered into on July 30, 2009 between the same parties (Credit Facility). The Company also received a Facility Increase Notice from CoBank, ACB increasing the revolving credit facility commitment under the Credit Facility from $350 million to $410 million through May 31, 2013 at which time the revolving credit facility commitment will revert back to $350 million through July 19, 2015.

This report contains forward-looking statements and information based upon assumptions by the Company’s management.  These forward-looking statements can be identified by the use of forward-looking terminology such as “expects”, “believes”, “will” or similar verbs or expressions.  If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements.  The differences could be caused by a number of factors or combination of factors, including, but not limited to, those factors influencing the Company and its business which are described in “Risk Factors” section contained in the Company’s Annual Report on Form 10-K for fiscal year 2011.  Readers are urged to consider these factors when evaluating any forward-looking statement.  The Company undertakes no obligation to update any forward-looking statements in this report to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CRYSTAL SUGAR COMPANY

Dated:	November 2, 2012	/s/ Teresa Warne
		By:	Teresa Warne
		Its:	Chief Accounting Officer